UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2007

GOFISH CORPORATION
(f/k/a Unibio Inc.)

(Exact name of registrant as specified in its charter)

Nevada	333-131651	20-2471683
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

706 Mission Street, 10th Floor, San Francisco, California		94103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 738-8706

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 7, 2007, GoFish Corporation, a Nevada corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with certain accredited investors (collectively, the “Investors”), pursuant to which the Company has agreed to sell, and the Investors has agreed to purchase, 6% senior convertible notes due 2010 in the aggregate principal amount of $10.3 million (the “Notes”) and warrants (“Warrants”) to purchase an aggregate of 3,862,500 shares of the Company’s common stock (“Common Stock”), in a private placement transaction (the “Private Placement”).

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors. Under the terms of the Registration Rights Agreement, the Company has agreed to prepare and file with the Securities and Exchange Commission (the “SEC”), a registration statement on Form SB-2 (the “Registration Statement”) to register for resale the shares of Common Stock issuable upon conversion of the Notes and the Warrants on or prior to the earlier of (i) 30 days following the effectiveness of the Company’s registration statement on Form SB-2 previously filed with the SEC on April 30, 2007 and (ii) 60 days following the closing date of the Private Placement. The Company has agreed to use its reasonable best efforts to cause such Registration Statement to become effective as soon as possible, but no later than the earlier of (i) 70 days after the filing date and (ii) the fifth trading day following notice from the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments. The Company has also agreed to file additional registration statements under certain circumstances. The Registration Rights Agreement also provides for the payment of partial liquidated damages to the Investors under certain circumstances based on any failure by the Company to file or obtain or maintain the effectiveness of registration statements as required under the Registration Rights Agreement. The Investors were also granted piggy-back registration rights pursuant to the Registration Rights Agreement.

The Notes will bear interest at a rate of 6% per annum, payable semi-annually in cash or shares of Common Stock that are covered by an effective resale registration statement, at the Company’s option. The Notes will mature three years from the date of issuance and be convertible into shares of Common Stock at a conversion price of $1.60 per share, subject to full-ratchet anti-dilution protection. The Company will generally have the right to force conversion of a specified amount of the Notes at the then-applicable conversion price, provided that the Common Stock trades at or above $2.06 per share for the preceding 20 consecutive trading days and certain other conditions are satisfied. Subject to certain conditions, the Company will also have the right to prepay the Notes at par plus accrued interest and plus certain other amounts (including premium and “make-whole” payments). If the Investors convert the Notes prior to one year from the date of issuance, the Company will be required to make an additional “make-whole” payment (payable in cash or shares of Common Stock that are covered by an effective resale registration statement, at the Company’s option). The Investors will have the right to require the Company to purchase all or some of the Notes in cash, plus a redemption premium to provide a total return on the Notes of 10% per annum, upon the occurrence of certain change of control events prior to maturity. The Investors will also have the right to put the Notes for a 30-day period following two years from the date of issuance.

The Notes will contain negative covenants that provide that, unless the holders of 75% of the aggregate principal amount of the Notes consent, the Company may not, among other things: (i) incur indebtedness (other than permitted indebtedness); (ii) create liens (other than permitted liens); (iii) amend the Company’s Articles of Incorporation so as to adversely affect the rights or privileges granted under the Notes; (iv) make certain restricted payments (including cash dividends); and (v) subject to certain exceptions, issue any Common Stock or equivalents thereof (including debt, preferred stock, rights, options, warrants or other instrument convertible into or exchangeable for, or otherwise entitles the holder thereof to receive Common Stock) for a period of 30 days after the effective date of the initial Registration Statement required to be filed by the Company under the Registration Rights Agreement. Events of default under the Notes will include, without limitation: (i) failure to pay principal, interest or other amounts when due, (ii) breaches of covenants, (iii) materially incorrect representations and warranties, (iv) cross-payment defaults and cross-acceleration to other material indebtedness, (v) certain judgment defaults, (vi) events of bankruptcy, and (vii) failure to comply with certain registration obligations under the Registration Rights Agreement. Upon the occurrence of any event of default under the Notes, the Investors will have the right to require the Company to purchase all or any part of the outstanding principal amount of the Notes at a purchase price in cash equal to the greater of: (i) 102% of such outstanding principal amount, plus all accrued and unpaid interest, any unpaid liquidated damages and other amounts then owing to the Investors or (ii) an event equity value of the underlying shares of Common Stock that would be issuable upon conversion of such principal amount, plus payment in Common Stock of all such accrued but unpaid interest thereon, plus an amount payable in cash of any liquidated damages and other amounts payable to the Investors.

The Warrants to be issued to the Investors in the Private Placement are six-year warrants to purchase a number of shares of Common Stock equal to 60% of the shares issuable upon an assumed conversion of the Notes (at an assumed conversion price of $1.60). The Warrants will be exercisable after one year from the date of issuance at an exercise price of $1.75 per share. The Warrants will be exercisable using cash (or cashless exercise, if there is not a registration statement then in effect that covers the resale of the shares of Common Stock issuable upon exercise of the Warrant).

Pursuant to the terms of the Purchase Agreement, the Company has agreed to indemnify the Investors, their affiliates and agents against certain liabilities. In addition, under the Purchase Agreement, the Investors will not be able to sell, transfer, convert, or exercise the Notes and the Warrants for six months after the closing date.

Lazard Freres & Co. LLC (“Lazard”) served as lead placement agent and Merriman Curhan Ford (“Merriman” and, together with Lazard, the “Placement Agents”) served as co-placement agent for the offerings. As part of the Private Placement, the Company has agreed to pay Lazard Capital Markets LLC and Merriman Curhan Ford placement agent fees equal to 7% of the gross proceeds raised in the Private Placement, as well as warrants to purchase a number of shares equal to 3% of the shares of Common Stock sold in the Private Placement (the “Placement Agent Warrants”). The Placement Agent Warrants have the same terms as the Warrants. The Company has also agreed to reimburse the Placement Agents for certain expenses.

The foregoing summary of the terms of the Purchase Agreement, the Registration Rights Agreement, the Notes and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Registration Rights Agreement, the Form of Notes and the Form of Warrants, copies of which are attached as Exhibits 4.1, 4.2, 4.3, and 4.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Notes, the Warrants and Placement Agent Warrants are being offered and sold to accredited investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Notes, the Warrants, the Placement Agent Warrants and the shares of Common Stock issuable upon conversion of the Notes, the Warrants and the Placement Agent Warrants.

Cautionary Statement

Copies of the Purchase Agreement, the Registration Rights Agreement, the Form of Notes and the Form of Warrants have been attached as exhibits to this Current Report on Form 8-K to provide investors with information regarding its terms. Except for their status as legal documents governing the contractual rights among the parties thereto, such transaction documents are not intended to be a source of factual, business or operational information about the Company or its business.

The representations and warranties contained in such transaction documents are not necessarily accurate or complete as made and may be subject to exceptions set forth in the disclosure schedules provided in accordance with such documents. Such representations, warranties and covenants have been negotiated by the Company and the Investors for the purpose of allocating contractual risk between the parties, including in subject areas where the parties do not have complete knowledge of all the facts, and not for the purpose of establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to investors. Potential investors should not rely on the representations, warranties and covenants in such documents or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Item 8.01 Other Events.

On June 8, 2007, the Company issued a press release announcing that it has entered into definitive agreements in connection with the Private Placement. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Purchase Agreement, dated as of June 7, 2007, by and among GoFish Corporation and the investors identified on the signature pages thereto.*
4.2	Registration Rights Agreement, dated as of June 7, 2007, by and among GoFish Corporation and the investors signatory thereto.
4.3	Form of Note
4.4	Form of Warrant
99.1	Press release issued by GoFish Corporation on June 8, 2007

* Schedules and exhibits have been omitted. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOFISH CORPORATION

Dated: June 8, 2007	By:	/s/ Tabreez Verjee
Name: Tabreez Verjee
Title: President

Exhibit Index

Exhibit	Description
4.1	Purchase Agreement, dated as of June 7, 2007, by and among GoFish Corporation and the investors identified on the signature pages thereto.*
4.2	Registration Rights Agreement, dated as of June 7, 2007, by and among GoFish Corporation and the investors signatory thereto.
4.3	Form of Note
4.4	Form of Warrant
99.1	Press release issued by GoFish Corporation on June 8, 2007

* Schedules and exhibits have been omitted. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.